Exhibit 5.2

Richards, Layton & Finger, P.A.

January 25, 2010

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawaii 96819

Ladies and Gentlemen:

We are acting as special Delaware counsel to Hawaiian Holdings, Inc., a Delaware corporation (the “Company”), in connection with Warrant No. W-22, dated May 1, 2006, of the Company (the “Warrant”) issued to RC Aviation Management, LLC (“RC”) entitling RC to purchase 758,158 shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”).  In this connection you have requested our opinion as to a certain matter of Delaware law.

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

(i)                                     the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 29, 2002, as amended by the Certificate of Designation of the Company, as filed with the Secretary of State on June 2, 2005, as amended by the Certificate of Amendment of the Company, as filed with the Secretary of State on July 8, 2005 and as amended by the Certificate of Elimination of the Company, as filed with the Secretary of State on September 30, 2005 (collectively, the “Certificate of Incorporation”);

(ii)                                  the Bylaws of the Company as in effect since August 29, 2007 (the “Bylaws”);

(iii)                               the Bylaws of the Company in effect on May 1, 2006;

(iv)                              the Warrant;

(v)                                 a certificate of an officer of the Company, dated January 11, 2010, as to certain matters; and

(vi)                              a certificate of the Secretary of State, dated January 22, 2010, as to the good standing of the Company.

With respect to the foregoing documents, we have assumed:  (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein.  We have not reviewed any document other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein.  In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.  We have not participated in the preparation of the registration statement or other documents relating to the registration of the Warrant referenced herein, or the shares of Common Stock underlying the Warrant, and we assume no responsibility for their contents.

In addition to the foregoing, for purposes of rendering our opinion as expressed herein, we have assumed:

(1)                                  that RC is duly organized, validly existing and in good standing under the laws of the jurisdiction governing its organization;

(2)                                  that the Warrant has been duly authorized, executed and delivered by the Company;

(3)                                  that the application of the laws of the State of Delaware to the Warrant would not be contrary to a fundamental policy of a jurisdiction (other than the State of Delaware) (a) the law of which would be applicable to the Warrant in the absence of an effective choice of other law thereunder and (b) which has a materially greater interest than the State of Delaware in the determination of a particular issue relating to the Warrant;

(4)                                  that there is a reasonable basis for the choice of the laws of the State of Delaware to govern the Warrant;

(5)                                  that the Company has, and at all relevant times will have, sufficient validly authorized but unissued shares of Common Stock available for issuance pursuant to the Warrant which have not been subscribed for, reserved for other issuance or otherwise committed for issuance;

(6)                                  that the Warrant Purchase Price (as defined in the Warrant), as may be adjusted from time to time, will never be less than the par value of the shares of Common Stock of the Company to be issued upon exercise of the Warrants; and

(7)                                  that the transfer restrictions imposed on the securities of the Company by the Warrant bear a reasonably necessary relation to the best interests of the Company and are reasonably designed to implement lawful purposes.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinions as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that the Warrant constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The foregoing opinion is subject to the following limitations, exceptions and qualifications:

A.                                   We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction.  The foregoing opinion is limited to the laws of the State of Delaware currently in effect, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.  In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. § 7301 et seq., or any rules or regulations promulgated thereunder.

B.                                     Our opinion as set forth above is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, (ii) principles of equity, including principles of commercial reasonableness, good faith and fair dealing and the applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the discretion of the court before which any proceeding in respect of the Warrant or the transactions contemplated thereby may be brought.

C.                                     Our opinion as set forth above does not encompass any agreement or document referred to, annexed or attached to or incorporated by reference into any of the Warrant.

D.                                    With respect to our opinion as set forth above, we express no opinion with respect to the legality, validity, binding effect or enforceability of:  (i) any provision of the Warrant which purports, or would operate, to render ineffective any waiver or modification not in writing; and (ii) any provision of the Warrant which purports to bind non-signatories thereto.

E.                                      We express no opinion with respect to the legality, validity, binding effect or enforceability of Section 9 of the Warrant to the extent any such amendment is inconsistent with the requirements of Sections 202(b) of the General Corporation Law.

We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the registration statement relating to registration of the Warrant.  In addition, we hereby consent to the use of our name in such registration statement and the filing of this opinion as Exhibit 5.2 to such registration statement.  In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  Except as stated above, the foregoing opinion is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

WH/BVF